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                                                                       Exhibit 3

                DISTRIBUTION AND PRINCIPAL UNDERWRITING AGREEMENT

         THIS AGREEMENT is made this 8th day of October, 2000, by and among First Citicorp Life Insurance Company (the "Company"), a New York insurance company, with its principal offices in New York, New York and First Citicorp Life Variable Annuity Separate Account, acting on its own behalf and being solely responsible for its obligations, (the "Separate Account"), which is a registered, open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") of the Company established pursuant to New York Insurance Law with its principal offices in New York, New York, and Travelers Distribution LLC (the "Distributor") a Delaware limited liability company.

         WHEREAS, the Distributor is engaged principally in the business of distributing variable insurance products and investment company shares, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. ("NASD");

         WHEREAS, the Company and the Separate Account has registered variable annuity contracts (the "Contracts") under the Securities Act of 1933, as amended (the "1933 Act"), and desire to retain the Distributor to distribute the Contracts and the Distributor is willing to distribute the Contracts in the manner and on the terms set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company, the Separate Account, and the Distributor hereby agree as follows:

         1. Definitions. The terms "affiliated person," and "assignment," when used in this Agreement, shall have the respective meanings specified under the 1940 Act and rules thereunder. In addition, the term "representative," when used in this Agreement shall have the meaning specified under the 1934 Act and rules thereunder.

         2. Distribution and Principal Underwriting of the Contracts.

                  (a) Right to Distribute Contracts. The Company and the Separate Account hereby grant to the Distributor the exclusive right, subject to the requirements of the 1933 Act, the 1934 Act, and the 1940 Act, and the terms set forth herein, to act as agent for distribution of the Contracts and as principal underwriter during the term of this Agreement. The Distributor shall at all times function as and be deemed to be an independent contractor and nothing herein contained shall constitute the Distributor or its agents, officers, or employees as agents, officers, or employees of the Company solely by virtue of their activities in connection with the sale of the Contracts hereunder. The Distributor will use its best efforts to distribute the Contracts in accordance with applicable laws, including the rules of the NASD.

                  The Company and the Separate Account hereby authorize the Distributor to enter into written sales or service agreements, on such terms and conditions as the Distributor may determine are
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consistent with this Agreement, with broker-dealers that are registered under the 1934 Act and are members of the NASD and who agree to distribute the Contracts. Distributor shall not be obligated or authorized to make retail sales to the public.

                  (b) Limits on Authority. This Agreement notwithstanding, the Company retains the ultimate right to control the sale of the Contracts, including the right to suspend sales in any jurisdiction or jurisdictions, to appoint and discharge agents of the Company, or to refuse to sell a Contract to any applicant for any reason whatsoever. Furthermore, the Distributor and its representatives shall not have authority, on behalf of the Company: to make, alter, or discharge any Contract or other variable contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any premium, or to receive any monies or premiums. The Distributor shall not expend, nor contract for the expenditure of, the funds of the Company. The Distributor shall not possess or exercise any authority on behalf of the Company other than that expressly conferred on the Distributor by this Agreement.

                  (c). Registration; Compliance with NASD Conduct Rules. To the extent necessary to distribute the Contracts, the Distributor shall be duly registered or otherwise qualified under all applicable securities laws of any state or other jurisdiction in which the Distributor is licensed or otherwise authorized to distribute the Contracts, if required. The Distributor shall be responsible for the training, supervision, and control of its representatives for the purpose of the NASD Conduct Rules and all applicable federal and state securities law requirements.

                  (d) Representations and Warranties of the Distributor. The Distributor represents and warrants to the Company that the Distributor is, and during the term of this Agreement shall remain, registered as a broker-dealer under the 1934 Act, admitted as a member with the NASD, and duly registered under applicable state securities laws, and that the Distributor is and shall remain during the term of this Agreement in compliance with Section 9(a) of the 1940 Act.

                  (e) Marketing Materials; Preparation and Filing. The Company shall design and develop all promotional, sales, and advertising material relating to the Contracts and any other marketing-related documents for use in the sale of the Contracts, subject to review and approval by Distributor of such material and documents in accordance with Section 2210 of the NASD Conduct Rules. The Distributor shall be responsible for filing such material with the NASD and any state securities regulatory authorities requiring such filings. The Company shall be responsible for filing all promotional, sales, or advertising material, as required, with any state insurance regulatory authorities. The Company shall be responsible for preparing the Contract forms and filing them with applicable state insurance regulatory authorities, and for preparing the prospectuses and registration statements for the Contracts and filing them with the Securities and Exchange Commission (the "SEC") and state regulatory authorities, to the extent required. The parties shall notify each other expeditiously of any comments provided by the SEC, NASD, or any securities or insurance regulatory authority on such material, and will cooperate expeditiously in resolving and implementing any comments, as applicable.

         3. Books and Records.
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                  (a) The Company, the Separate Account, and the Distributor
shall cause to be maintained and preserved all books of account and related financial records as are required by the 1934 Act, the NASD, and any other applicable laws and regulations. These books and records as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. All the books and records maintained by the Company on behalf of the Distributor, or by any person on behalf of the Company, or by the Distributor directly, in connection with the offer and sale of the Contracts, shall be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act or the corresponding provisions of any future federal securities laws or regulations. All such books and records shall be maintained and held by the Company or by any person on behalf of the Company on behalf of and as agent for the Distributor, whose property they are and shall remain. Such books and records shall be at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act. The Company shall have access to all records maintained in connection with the Contracts.

                  (b) The Company, as agent for the Distributor, shall confirm to each purchaser of a Contract, in accordance with Rule 10b-10 under the 1934 Act, acceptance of premiums and such other transactions as are required by and in accordance with Rule 10b-10 and administrative interpretations thereunder.

         4. Reports.

                  (a) The Distributor shall cause the Company and the Separate Account to be furnished with such reports as either or both may reasonably request for the purpose of meeting reporting and record keeping requirements under the 1933 Act, the 1934 Act, and the 1940 Act and rules thereunder, as well as the insurance laws of the State of Connecticut and any other applicable states or jurisdictions.

                  (b) The Distributor and the Company shall submit to all regulatory and administrative bodies having jurisdiction over the present and future operations of the Separate Account, any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations.

         5. Maintaining Registration and Approvals. The Company shall be responsible for maintaining the registration of the Contracts with the SEC and any state securities regulatory authority with which such registration is required, and for gaining and maintaining approval of the Contract forms where required under the insurance laws and regulations of each state or other jurisdiction in which the Contracts are to be offered.

         6. Issuance and Administration of Contracts. The Company shall be responsible for issuing the Contracts and administering the Contracts and the Separate Account and an affiliated broker-dealer shall have full responsibility for the securities activities of all persons employed by the Company, engaged directly or indirectly in the Contract operations, and for the training, supervision, and control of such persons to the extent of such activities.
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         7. Non-Exclusivity. The Company and the Separate Account agree that the services to be provided by the Distributor hereunder are not to be deemed exclusive and the Distributor is free to act as distributor of other variable insurance products or investment company shares.

         8. Affiliated Persons. It is understood that any Contract owner or agent of the Separate Account may be a Contract owner, shareholder, director, officer, employee, or agent of, or be otherwise interested in, the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest or any organization which may have an interest in the Distributor; that the Distributor, any such affiliated person, or any such organization may have an interest in the Separate Account and that the existence of any such dual interest shall not affect the validity hereof or any transaction thereunder except as may otherwise be provided in the articles of organization or by-laws of the Distributor or by specific provisions of applicable law.

         9. Indemnification.

                  (a) By the Company. The Company on its behalf and on behalf of the Separate Account shall indemnify and hold harmless the Distributor and any officer, director, or employee of the Distributor against any and all losses, claims, damages, or liabilities, joint or several (including any investigative, legal, and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit, or proceeding or any claim asserted), to which the Distributor and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities:

                           (i) arise out of or are based upon any untrue
statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any registration statement or in any prospectus for the Contracts; provided that the Company shall not be liable in any such case to the extent that such loss, claim, damage, or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to the Company by the Distributor specifically for use in the preparation of any such registration statement or any amendment thereof or supplement thereto; or

                           (ii) result from any breach by the Company of any
provision of this Agreement.

This indemnification agreement shall be in addition to any liability that the Company may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage, or liability is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the person seeking indemnification.

                  (b) By The Distributor. The Distributor shall indemnify and hold harmless the Company on its behalf and on behalf of the Separate Account and any officer, director, or employee of the Company or the Separate Account against any and all losses, claims, damages, or liabilities, joint or several (including any investigative, legal, and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit, or proceeding or any claim asserted), to which
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the Company and/or any such person may become subject under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities:

                           (i) arise out of or are based upon any untrue
statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any registration statement or in any prospectus for the Contracts; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by the Distributor to the Company specifically for use in the preparation of any such registration statement or any amendment thereof or supplement thereto; or

                           (ii) result from any breach by the Distributor of any
provision of this Agreement; or

                           (iii) result from the Distributor's own misconduct or
negligence.


This indemnification agreement shall be in addition to any liability that the Distributor may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage, or liability is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the person seeking indemnification.

                  (c) General. Promptly after receipt by a party entitled to indemnification ("indemnified person") under this Paragraph 9 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Paragraph 9 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Paragraph 9. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

         The indemnification provisions contained in this Paragraph 9 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of the Distributor or the Company, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Paragraph 9.

         10. Regulation. This Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules, regulation, and rulings thereunder, and of the NASD, as in effect from time to time, including such exemptions and other relief as the SEC, its staff, or the NASD may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

         11. Investigation and Proceedings.
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                  (a) Each party hereto shall advise the other promptly of (i)
any action of the SEC or any authorities of any state or territory, of which it has knowledge, affecting registration or qualification of the Separate Account and the Contracts, or the right to offer the Contracts for sale, and (ii) the happenings of any event that makes untrue any statement or which requires the making of any change, in the registration statement or prospectus for the Contracts in order to make the statements therein not misleading.

                  (b) The Company, the Separate Account, and the Distributor agree to cooperate fully in any regulatory inspection, inquiry, investigation, or proceeding or any judicial proceeding with respect to the Company, the Separate Account, or the Distributor, their affiliates and their representatives to the extent that such inspection, inquiry, investigation, or proceeding is in connection with the Contracts distributed under this Agreement.

         12. Duration and Termination of the Agreement.

                  (a) This Agreement shall become effective with respect to the Contracts as of the date first written above, and shall continue in full force and effect until termination or expiration. This Agreement may be amended at any time by mutual agreement of the parties hereto.

                  (b) This Agreement may be terminated at any time for any reason by either party upon 60 days' written notice to the other party, without payment of any penalty. This Agreement may be terminated immediately at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement, unless such breach has been cured within 10 days after receipt of notice from the non-breaching party of such breach.

                  (c) This Agreement shall automatically terminate in the event of its assignment. (The term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act).

                  (d) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the obligation to settle accounts, and the provisions contained in Paragraph 9 regarding indemnification agreements.

         13. Rights, Remedies, etc. are Cumulative. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

         14. Interpretation. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements, or negotiations between the parties with respect to such matter. No prior writing by or
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between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provisions of this Agreement.

         15. Severability. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

         17. Notices. All notices and other communications provided for hereunder shall be in writing and shall be either hand-delivered, transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier. All notices shall be effective upon delivery and shall be addressed as follows:

                  (a)      If to the Company -

                           First Citicorp Life Insurance Company
                           One Tower Square
                           Hartford, CT 01683
                           Attention:  General Counsel

                  (b)      If to the Separate Accounts

                           FirstCiticorp Life Insurance Company
                           Variable Annuity Separate Account
                           One Tower Square
                           Hartford, CT 06183
                           Attention:  General Counsel

                  (c)      If to the Distributor -

                           Travelers Distribution LLC
                           One Tower Square
                           Hartford, CT 06183
                           Attention: General Counsel

or to such other address as the Company, the Separate Account, or the Distributor shall designate by written notice to the other parties.

         18. Miscellaneous. Captions in this Agreement are included for convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
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         IN WITNESS WHEREOF, the Company, the Separate Account, and the
Distributor have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officer on the day and year first above written.


                                      FIRST CITICORP LIFE INSURANCE COMPANY
                                      By:  /s/Ernest J. Wright
                                          --------------------------------------
                                      Name:   Ernest J. Wright
                                            ------------------------------------
                                      Title:  Secretary
                                             -----------------------------------


                                      FIRST CITICORP LIFE VARIABLE
                                      ANNUITY SEPARATE ACCOUNT
                                      By:  /s/Kathleen A. McGah
                                          --------------------------------------
                                      Name:   Kathleen A. McGah
                                            ------------------------------------
                                      Title:  Assistant Secretary
                                             -----------------------------------


                                      TRAVELERS DISTRIBUTION LLC
                                      By:  /s/Donald R. Munson, Jr.
                                          --------------------------------------
                                      Name:   Donald R. Munson, Jr.
                                            ------------------------------------
                                      Title:  President, Chief Executive Officer
                                             -----------------------------------
                                              and Chief Operating Officer
                                             -----------------------------------
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                                   Schedule A
                                     to the

                Distribution and Principal Underwriting Agreement

                            List of Separate Account



1. First Citicorp Life Variable Annuity Separate Account
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                                                                      Exhibit 10



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
First Citicorp Life Insurance Company:

We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."


/s/KPMG LLP

Hartford, Connecticut
April 25, 2001
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                                                                      Exhibit 14

              FIRST CITICORP LIFE VARIABLE ANNUITY SEPARATE ACCOUNT


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS:


         That I, FREDERICK W. BRADLEY of Westfield, New Jersey, a Director of First Citicorp Life Insurance Company (hereafter the "Company"), do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Company, and KATHLEEN
A. McGAH, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form N-4 or other appropriate form under the Securities Act of 1933 and the Investment Company Act of 1940 for First Citicorp Life Variable Annuity Separate Account, a separate account of the Company dedicated specifically to the funding of variable annuity contracts to be offered by said Company, and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company on behalf of said registrant.

         IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of April, 2001.


                                        /s/Frederic W. Bradley, Jr.
                                        Director
                                        First Citicorp Life Insurance Company